EXHIBIT A
                            SCHEDULE OF TRANSACTIONS


I. Sawtooth Capital Management, L.P. effected the following transactions on behalf of Polaris Prime Small-Cap Value, L.P.

COMMON STOCK PURCHASED

      Date            Amount of Securities        Price per Share
      ----            --------------------        ---------------
    06/16/99                 6,000                    $5.4375
    06/18/99                 3,500                    $5.8750
    06/25/99                 6,000                    $5.5719
    06/28/99                11,900                    $5.8239
    06/30/99                 3,300                    $5.7652
    07/13/99                 5,500                    $5.5966
    07/14/99                 9,600                    $5.5970
    07/15/99                 2,000                    $5.7500
    07/28/99                 3,000                    $5.4583


CALL OPTIONS PURCHASED

      Date            Amount of Securities        Price per Share
      ----            --------------------        ---------------
    06/28/99                 10,000                   $1.5625
    07/29/99                 15,000                   $1.3125


II. Sawtooth Capital Management, L.P. effected the following transactions on behalf of Sawtooth Partners, L.P.

COMMON STOCK PURCHASED

      Date           Amount of Securities         Price per Share
      ----           --------------------         ---------------
    06/16/99                10,000                    $5.3188
    06/17/99                 6,000                    $5.4375
    06/17/99                 2,600                    $5.5893
    06/22/99                 5,000                    $5.7700
    06/23/99                10,000                    $5.5000
    06/24/99                 4,000                    $5.4844
    06/25/99                10,000                    $5.6125
    06/28/99                 6,600                    $5.5710
    06/28/99                 3,000                    $5.7292
    06/28/99                 5,500                    $5.3780
    06/29/99                25,000                    $5.8040
    06/30/99                15,000                    $5.9208
    06/30/99                10,000                    $6.0625

    07/19/99                 5,000                    $5.6250
    07/21/99               307,110                    $5.4375
    07/27/99                 5,000                    $5.3438
    07/28/99                 9,000                    $5.8472
    07/29/99                10,000                    $5.8500


CALL OPTIONS PURCHASED

          Date         Amount of Securities        Price per Share
          ----         --------------------        ---------------
         06/16/99            20,000                   $0.7500
         06/22/99            20,000                   $1.5625
         06/28/99            20,000                   $1.5625
         06/29/99            20,000                   $1.8438
         07/09/99           380,000                   $1.3125


CALL OPTIONS SOLD

      Date            Amount of Securities        Price per Share
      ----           --------------------        ---------------
    07/09/99                190,000                   $0.625


PUT OPTIONS SOLD

      Date            Amount of Securities        Price per Share
      ----            --------------------        ---------------
    06/25/99                 20,000                   $0.9219


III. Sawtooth Capital Management, Inc. effected the following transactions on behalf of Sawtooth Offshore Limited.


CALL OPTION PURCHASED

      Date            Amount of Securities        Price per Share
      ----            --------------------        ---------------
    06/29/99                 10,000                   $1.8438


CALL OPTION SOLD

      Date            Amount of Securities        Price per Share
      ----            --------------------        ---------------
    07/09/99                 10,000                   $0.6250


PUT OPTION SOLD

      Date            Amount of Securities        Price per Share
      ----            --------------------        ---------------
    07/26/99                 20,000                   $0.8750




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